                                   EXHIBIT 1.2

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                    (a Maryland-chartered Stock Corporation)
                             Up to 1,840,000 Shares
                  (Subject to Increase Up to 2,116,000 Shares)

                         COMMON STOCK ($0.01 Par Value)
                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT

                               February ___, 2005


Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey  07932

Ladies and Gentlemen:

        Alpena Bancshares, Inc., a federally-chartered stock corporation (the "Mid-Tier Holding Company"), First Federal of Northern Michigan Bancorp, Inc., a newly formed Maryland-chartered stock corporation organized to be the successor to the Mid-Tier Holding Company (the "Holding Company"), Alpena Bancshares, MHC, a federally-chartered mutual holding company which owns 55.4% of the outstanding common stock of the Mid-Tier Holding Company (the "MHC"), and First Federal of Northern Michigan, a federally-chartered savings association (together with its subsidiaries, the "Bank") whose outstanding common stock is owned in its entirety by the Mid-Tier Holding Company (collectively with the Holding Company, the MHC and the Bank, the "Alpena Parties"), hereby confirm, jointly and severally, their agreement with Ryan Beck & Co., Inc. (the "Agent"), as follows:

        SECTION 1. THE OFFERING. The MHC, in accordance with the Plan of Conversion and Reorganization adopted November 12, 2004 and amended on December 7, 2004 (the "Plan"), intends to convert from a federally-chartered mutual holding company to a stock holding company (the "Conversion") in accordance with the laws of the United States and the applicable regulations of the Office of Thrift Supervision (the "OTS") (collectively, the "Conversion Regulations"). In connection with the Conversion, the Holding Company, a newly formed Maryland-chartered stock form corporation, will offer shares of Common Stock (as defined below) on a priority basis to (i) Eligible Account Holders; (ii) Employee Plans of the Holding Company; (iii) Supplemental Eligible Account Holders; and (iv) Other Members (all capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the
Plan). Pursuant to the Plan, the Holding Company is offering a minimum of 1,360,000 and a maximum of 1,840,000 shares of common stock, par value $0.01 per share (the "Common Stock") (subject to an increase up to 2,116,000 shares) (the "Shares"), in the Subscription Offering, and, if necessary, (i) the Community Offering and/or (ii) Syndicated Community Offering.

        Pursuant to the Plan, the Holding Company will offer and sell the Shares in the Subscription Offering, Community Offering, and/or Syndicated Community Offering (the

"Offerings") and issue a minimum of 1,092,701 and a maximum of 1,478,360 shares of its Common Stock (subject to increase up to 1,700,113 shares) (the "Exchange Shares") to existing public shareholders of the Mid-Tier Holding Company in exchange for their existing shares of the Mid-Tier Holding Company (the "Exchange") so that, upon completion of the Offerings and the Exchange, 100% of the outstanding Common Stock of the Holding Company will be publicly held, 100% of the outstanding shares of common stock of the Bank will be held by the Holding Company, and the MHC will cease to exist. The Holding Company will sell the Shares in the Offerings at $10.00 per share (the "Purchase Price"). If the number of Shares is increased or decreased in accordance with the Plan, the term "Shares" shall mean such greater or lesser number, where applicable.

        Pursuant to the Plan, in the Subscription Offering, the Holding Company will offer the Shares, subject to the allocation procedures and purchase limitations set forth in the Plan, in descending order of priority to: (1) Eligible Account Holders; (2) Employee Plans of the Holding Company or the Bank;
(3) Supplemental Eligible Account Holders; and (4) Other Members. The Holding Company may offer Shares, if any, remaining after the Subscription Offering, in the Community Offering on a priority basis to natural persons residing within the Michigan counties of Alpena, Alcona, Antrim, Charlevoix, Cheyboygan, Crawford, Emmet, Iosco, Kalkaska, Montmorency, Ogemaw, Oscoda, Otsego and Presque Isle, then to the Mid-Tier Holding Company's public stockholders at the Voting Record Date, and then to the general public. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to the general public on a best efforts basis, as described in subsection 4(b) below.

        In connection with the Conversion and pursuant to the terms of the Plan as described in the Prospectus (as defined below), immediately following the consummation of the Conversion, subject to the approval of the members of the MHC and the public stockholders of the Company and compliance with certain conditions as may be imposed by regulatory authorities, the Holding Company will contribute up to 37,500 shares of newly issued Common Stock (the "Foundation Shares") and up to $375,000 in cash to First Federal Community Foundation (the "Foundation").

        The Holding Company has filed with the U.S. Securities and Exchange Commission (the "Commission") Registration Statement on Form SB-2 (File No. 333-121178) in order to register the Shares, the Exchange Shares and the Foundation Shares under the Securities Act of 1933, as amended (the "1933 Act"), and the regulations promulgated thereunder (the "1933 Act Regulations"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the 1933 Act Regulations differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

        In connection with the Conversion, the MHC and the Mid-Tier Holding Company each filed with the OTS an application for conversion to a stock company (together with any interim merger applications and any other required ancillary applications and/or notices, the "Conversion Application") and amendments thereto as required by the OTS in accordance with the Home Owners Loan Act, as amended (the "HOLA"), and 12 C.F.R. Parts 575 and 563b (collectively with the HOLA, the Conversion Regulations"). The Holding Company has also filed with the OTS its application on Form H-(e)1-S (together with any interim merger applications and any other required ancillary applications and/or notices, the "Holding Company Application") to become a unitary savings and loan holding company under the HOLA and the regulations promulgated thereunder. Collectively, the Conversion Application and the Holding Company Application may also be termed the "Applications."

        SECTION 2. APPOINTMENT OF AGENT. Subject to the terms and conditions of this Agreement, the Alpena Parties hereby appoint the Agent to consult with, advise and assist the Alpena Parties with the solicitation of subscriptions and purchase orders for the Shares in connection with the sale of the Shares in the Offerings.

        On the basis of the representations and warranties of the Alpena Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to use its best efforts to assist the Alpena Parties with the solicitation of subscriptions and purchase orders for the shares and agrees to consult with and advise the Alpena Parties as to the matters set forth in Section 3 of the letter agreement, dated November 1, 2004, between the MHC, the Mid-Tier Holding Company and Agent (the "Letter Agreement") (a copy of which is attached hereto as EXHIBIT A). It is acknowledged by the Alpena Parties that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Except as set forth in Section 13 hereof, the appointment of the Agent to provide services hereunder shall terminate upon consummation of the Offerings.

        If requested by the MHC or the Mid-Tier Holding Company, Agent may also assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation on a "best efforts" basis of purchase orders for the Shares (the "Assisting Brokers") under a selected dealer agreement ("Selected Dealer Agreement"), the form of which is set forth as EXHIBIT B to this Agreement. The Agent will distribute the Shares among dealers in the Syndicated Community Offering in a fashion which best meets the distribution objectives of the Bank and the Plan. The Agent will not commence the Syndicated Community Offering without the prior approval of the Alpena Parties.

        SECTION 3. REFUND OF PURCHASE PRICE. In the event that the Conversion is not consummated for any reason, including but not limited to the inability to sell a minimum of 1,360,000 Shares during the Offerings (including any permitted extension thereof) or such other minimum number of Shares as shall be established consistent with the Plan and the Conversion Regulations, this Agreement shall terminate and any persons who have subscribed for any of the Shares shall have refunds placed in the mail to them promptly of the full amount which has been received from such person, together with interest as provided in the Prospectus.

        SECTION 4. FEES. In addition to the expenses specified in Section 9 hereof, as compensation for the Agent's services under this Agreement, the Agent has received or will receive the following fees from the Alpena Parties:

                (a) A reorganization and proxy vote advisory and administrative services fee of $25,000 shall be paid as follows: (i) $12,500 was paid upon execution of the Letter Agreement, and (ii) $12,500 was paid upon the initial filing of the Registration Statement. Fees for sales of the Shares in the Offerings shall be one percent (1.0%) of the dollar amount of the Shares sold in the Offerings, other than for shares sold pursuant to 4(b), which will be paid at Closing. No fee shall be payable for stock sold in the Offerings to officers, directors, employees or immediate family of such persons ("Insiders") and qualified and non-qualified employee benefit plans of the Company or the Insiders. The term "immediate family" includes spouse, siblings, parents and also children who reside within the same household as an officer, director or employee. The $25,000 reorganization and proxy vote advisory and administrative services fee shall be credited against such sales fees. In the event the Conversion and the Offerings are not consummated, the Agent will be entitled only to the reimbursement of its accountable out-of-pocket expenses and payments for certain advisory and administrative services performed, as outlined in Sections 3(a) and 3(b) of the engagement letter, as of the date of termination. Any portion of the $25,000 fee that has been advanced to the Agent and for which services have not been performed as described above shall be returned to the Alpena Parties.

                (b) If any of the Shares remain unsubscribed after the Subscription Offering and Community Offering, at the request of the Holding Company, the Agent will form a group of approved broker-dealer firms in accordance with Section 2 for purposes of the Syndicated Community Offering. The fees payable by the Holding Company pursuant to this Section 4(b) to the Agent will not exceed six percent (6%) of the aggregate dollar amount of the Shares sold in the Syndicated Community Offering. Of such fee, the Agent will receive one percent (1%) of the aggregate dollar amount of the shares sold pursuant to this Section 4(b) as a management fee, and the Alpena Parties will pay the remainder to the Assisting Brokers, which may include the Agent, in amounts relating to the number of Shares sold by such Assisting Brokers pursuant to this
Section 4(b). All such fees payable under this Section 4(b) shall be in addition to all fees payable under Section 4(a) and shall be paid at Closing (as defined below).

        In the event that the Holding Company is required to resolicit subscribers for Shares in the Subscription Offering and Community Offering and the Agent is required to provide significant additional services in connection with such a resolicitation, the Alpena Parties and the Agent shall mutually agree to the dollar amount of additional compensation due to the Agent and the Alpena Parties shall pay such amount, if any. Until any agreement called for by this paragraph is reached, the Agent shall not incur expenses relating to any resolicitation in an amount that would cause the total expenses incurred by the Agent that are reimbursable by the Bank pursuant to Section 9 hereof to be greater than those permitted without the prior written consent of the Holding Company, which consent shall not be unreasonably withheld.

        SECTION 5. CLOSING. If the minimum number of Shares permitted to be sold in the Offerings on the basis of the most recently updated Appraisal (as defined in Section 6(g)) are subscribed for at or before the termination date of the Offerings (which may be extended), and the other conditions (including those in Section 10) to the completion of the Conversion are satisfied, the Holding Company agrees to issue the Shares and the Exchange Shares on the Closing Date (as hereinafter defined) against payment therefor by the means authorized by the Plan and to deliver certificates evidencing ownership of the Shares and the Exchange Shares in such authorized denominations and registrations directly to the purchasers thereof or as instructed as promptly as practicable after the Closing Date. The closing (the "Closing") shall be held at the offices of Luse, Gorman, Pomerenk & Schick, P.C., Washington, D.C., or at such other place as shall be agreed upon among the Alpena Parties and the Agent, at 10:00 a.m., Eastern Time, on the business day selected by the Alpena Parties, which business day shall be no less than two business days following the giving of prior notice by the Holding Company to the Agent or at such other time as shall be agreed upon by the Alpena Parties and the Agent. At the Closing, the Alpena Parties shall deliver to the Agent by wire transfer in same-day funds the commissions, fees and expenses owing to the Agent as set forth in Section 4 and Section 9 hereof and the opinions required hereby and other documents deemed reasonably necessary for the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus; provided, however, that all out-of-pocket expenses to which the Agent is entitled under Section 9 hereof shall be due and payable upon receipt by the Holding Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent. The hour and date upon which the Holding Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the "Closing Date."

        SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE ALPENA PARTIES. The Alpena Parties jointly and severally represent and warrant to the Agent that:

                (a) The MHC, the Mid-Tier Holding Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, the MHC, the Holding Company and the Bank will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Shares and to issue the Exchange Shares and the Foundation Shares as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank. This Agreement has been validly executed and delivered by the Alpena Parties, and is a valid, legal and binding obligation of the Alpena Parties, in each case enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 11 or 12 hereof may be unenforceable as against public policy.

                (b) The Registration Statement was declared effective by the Commission on February ___, 2005. No stop order has been issued with respect to the Prospectus. No proceedings related to the Prospectus have been initiated or, to the knowledge of the Alpena Parties, threatened by the Commission. At the time the Registration Statement, including the

Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations and the Registration Statement and the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application or Sales Information authorized for use by any of the Alpena Parties in connection with the Offerings, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Alpena Parties by the Agent expressly regarding the Agent for use under the caption " The Conversion - Plan of Distribution; Selling Agent Compensation."

                (c) The Conversion Application, including the Prospectus, the proxy statement for the solicitation of proxies from the members of the MHC for the special meeting to approve the Plan (the "Members' Proxy Statement") and the proxy statement for the solicitation of proxies from the stockholders of the Mid-Tier Holding Company for the special meeting to approve the Plan (the "Stockholders' Proxy Statement"), has been approved by the OTS and the Prospectus, Members' Proxy Statement and Shareholders' Proxy Statement have been authorized for use by the OTS. At the time the Conversion Application, including the Prospectus, Members' Proxy Statement and Stockholders' Proxy Statement contained therein (including any amendment or supplement thereto), were approved and authorized for use by the OTS and at the Closing Time, the Conversion Application, including the Prospectus, Members' Proxy Statement and Stockholders' Proxy Statement contained therein (including any amendment or supplement thereto), complied, and as of the Closing Time will comply, as to form in all material respects with the Conversion Regulations. The Conversion Application, including the Prospectus, Members' Proxy Statement and Stockholders' Proxy Statement contained therein (including any amendment or supplement thereto), did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Alpena Parties by the Agent expressly regarding the Agent for use under the caption " The Conversion - Plan of Distribution; Selling Agent Compensation."

                (d) No order has been issued by the Commission preventing or suspending the use of the Registration Statement or the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the best knowledge of the Alpena Parties, threatened.

                (e) The Plan has been duly adopted by the Board of Directors of the MHC. To the best knowledge of the Alpena Parties, no person has sought, or at the Closing Date will have sought, to obtain review of the final action of the OTS in approving the Plan or the Conversion Application or the Holding Company Application, pursuant to the Conversion Regulations.

                (f) The Holding Company has filed the Holding Company Application with the OTS. As of the Closing Date, the OTS will have approved of the Holding Company's becoming a unitary savings and loan holding company with respect to the Bank.

                (g) RP Financial, LC., which prepared the appraisal of the aggregate pro forma market value of the Common Stock on which the Offerings were based (the "Appraisal"), has advised the Alpena Parties in writing that it is independent with respect to each of the Alpena Parties and the Alpena Parties believe RP Financial, LC. to be expert in preparing appraisals of savings institutions.

                (h) Plante & Moran, PLLC, which certified the financial statements filed as part of the Registration Statement and the Conversion Application, has advised the Alpena Parties that it is an independent certified public accountant within the meaning of the Code of Ethics of the AICPA, and Plante & Moran, PLLC is, with respect to each of the Alpena Parties, independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations and the regulations of the Public Company Accounting Oversight Board (the "PCAOB Regulations").

                (i) The financial statements and the notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly in all material respects the financial condition and retained earnings of the Mid-Tier Holding Company and the Bank as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods presented, except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and any unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

                (j) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus: (i) there has not been any material adverse change in the financial condition, results of operation, capital, properties, business affairs or prospects of the Alpena Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there have not been any material transactions entered into by any of the Alpena Parties, other than those in the ordinary course of business; and (iii) the capitalization, liabilities, assets, properties and business of the Alpena Parties conform in all material respects to the descriptions thereof contained in the Prospectus and, none of the Alpena Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

                (k) As of the Closing Date, the Holding Company will be a stock corporation duly organized and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and will be qualified to transact business and will be in good standing in Maryland and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, results of operation, capital, properties, business affairs or prospects of the Alpena Parties taken as a whole (a "Material Adverse Effect"). As of the Closing Date, the Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Holding Company will be in compliance therewith in all material respects.

                (l) The Holding Company does not, and as of the Closing Date will not, own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

                (m) The Bank is a duly organized and validly existing savings association organized under the laws of the United States, duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the applicable rules, regulations and practices of the OTS; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in good standing under the laws of the United States and the Bank is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; all of the issued and outstanding capital stock of the Bank is duly and validly issued to the Mid-Tier Holding Company and is fully paid and nonassessable; and all of the issued and outstanding capital stock of the Bank after the Conversion will be duly and validly issued to the Holding Company and will be fully paid and nonassessable; and the Holding Company will directly own all of the capital stock of the Bank free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind. The Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus or as are immaterial in amount and are not required to be described in the Prospectus.

                (n) The MHC is a duly organized and validly existing federally-chartered mutual holding company, duly authorized to conduct its business as described in the Prospectus; the activities of the MHC are permitted by the rules, regulations and practices of the OTS; the MHC obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that, individually or in the aggregate, would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and the MHC is in good standing under the laws of United States and the MHC is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

                (o) The Mid-Tier Holding Company is a duly organized and validly existing federal-chartered stock corporation, duly authorized to conduct its business as described in the Prospectus; the activities of the Mid-Tier Holding Company are permitted by the rules, regulations and practices of the OTS; the Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that, individually or in the aggregate, would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and the Mid-Tier Holding Company is in good standing under the laws of United States and the Mid-Tier Holding Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

                (p) The Bank is a member of the Federal Home Loan Bank (the "FHLB") of Pittsburgh. The deposit accounts of the Bank are insured by the FDIC up to applicable limits.

                (q) As of the Closing Date, the Bank will be a wholly-owned subsidiary of the Holding Company.

                (r) The only subsidiaries of the Bank are Financial Services and Mortgage Corporation ("FSMC") and InsuranCenter of Alpena ("ICA"). FSMC and ICA are each duly organized, validly existing and in good standing under the laws of the State of Michigan, with full power and authority to own its property and conduct its business; FSMC and ICA are each duly qualified as a foreign corporation to transact business in each jurisdiction in which failure to so qualify would have a Material Adverse Effect; FSMC and ICA each hold all licenses, certificates and permits from governmental authorities necessary to conduct its business, except where the failure to hold such licenses, permits or authorizations would not, individually or in the aggregate, have a Material Adverse Effect; and the activities of FSMC and ICA are permitted to be conducted by Michigan corporations and by subsidiaries of a federally-chartered savings association.

                (s) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization" and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; the Shares to be subscribed for in the Offerings have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the Exchange Shares to be issued in the Exchange and the Foundation Shares have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights, except for the subscription rights granted pursuant to the Plan; the issuance of the Exchange Shares and the Foundation Shares is not subject to preemptive rights; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the

Shares sold, good title to the Shares will be transferred from the Holding Company to the purchasers of Shares against payment therefor in the Offering as set forth in the Plan and the Prospectus. Upon issuance of the Exchange Shares, good title to the Exchange Shares will be transferred from the Holding Company to the recipients thereof in the Exchange as set forth in the Plan and the Prospectus.

                (t) The Alpena Parties are not in violation of their respective certificates of incorporation or charters or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective properties, may be bound which would result in a Material Adverse Effect. The consummation of the transactions contemplated herein and in the Plan will not (i) conflict with or constitute a breach of, or default under, the certificate of incorporation, charter or bylaws of any of the Alpena Parties, or conflict with or constitute a breach of, or default under, any material contract, lease or other instrument to which any of the Alpena Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Bank; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Alpena Parties except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Alpena Parties, except for such liens, changes or encumbrances that would not individually or in the aggregate have a Material Adverse Effect.

                (u) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of any of the Alpena Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the Alpena Parties is a party or by which any of their property is bound or affected in any respect which, in any such case, would have a Material Adverse Effect on the Alpena Parties taken as a whole, and such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of any of the Alpena Parties, threatened any action or proceeding wherein any of the Alpena Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Alpena Parties, would have a Material Adverse Effect.

                (v) The Alpena Parties have good and marketable title to all assets which are material to the businesses of the Alpena Parties, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a Material Adverse Effect; and all of the leases and subleases which are material to the businesses of the Alpena Parties, including those described in the Registration Statement or Prospectus, are in full force and effect.

                (w) The Alpena Parties are not in violation of any material directive from the OTS, the FDIC, or any other agency to make any material change in the method of conducting their respective businesses; the Alpena Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the FDIC), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of any of the Alpena Parties, threatened, which would reasonably be expected to materially and adversely affect the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect.

                (x) Prior to the Closing Date, the Alpena Parties will have received an opinion of their special counsel, Luse, Gorman, Pomerenk & Schick, P.C., with respect to the federal income tax consequences of the Conversion, as described in the Registration Statement and the Prospectus, and an opinion from Plante Moran, PLLC with respect to the tax consequences of the Conversion under the laws of the State of Michigan; and the facts and representations upon which such opinions will be based, will be truthful, accurate and complete, and none of the Alpena Parties will take any action inconsistent therewith.

                (y) The Alpena Parties have filed all required federal and state tax returns, paid all taxes that have become due and payable, except where permitted to be extended or where the failure to pay such taxes would not have a Material Adverse Effect, and no deficiency has been asserted with respect thereto by any taxing authority.

                (z) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Alpena Parties of this Agreement, or the sale and issuance of the Shares and the issuance of the Exchange Shares and the Foundation Shares, except for the approval of the OTS and the Commission and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered for sale and the Exchange Shares and the Foundation Shares are to be issued.

                (aa) None of the Alpena Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, (b) shares of Common Stock issued with respect to the initial capitalization of the Holding Company and (c) shares of common stock of the Mid-Tier Holding Company issued upon the exercise of stock options); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (iii) engaged any intermediary between the Agent and the Alpena Parties in connection with the Offerings or the offering of shares of the common stock of the Mid-Tier Holding Company, and no person is being compensated in any manner for such services.

                (bb) The Alpena Parties have not made any payment of funds of the Alpena Parties as a loan to any person for the purchase of Shares, except for the Holding Company's loan to the employee stock ownership plan the proceeds of which will be used to purchase Shares, or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                (cc) The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

                (dd) The Alpena Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

                (ee) The records of Eligible Account Holders and Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

                (ff) The Alpena Parties comply with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations except to the extent that any non-compliance would not have a Material Adverse Effect; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Alpena Parties, threatened against the Alpena Parties relating to environmental protection, nor do the Alpena Parties have any reason to believe any such proceedings may be brought against any of them; and, to the knowledge of the Alpena Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Alpena Parties or in which the Bank has a security interest, except to the extent such disposal, release or discharge would not have a Material Adverse Effect.

                (gg) All of the loans represented as assets on the recent developments or financial information of the Alpena Parties included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

                (hh) None of the Alpena Parties are required to be registered as an investment company under the Investment Company Act of 1940.

                (ii) The Alpena Parties have taken all actions necessary to obtain at Closing a Blue Sky Memorandum from Luse, Gorman, Pomerenk & Schick, P.C.

                (jj) The Foundation has been duly organized and is validly existing as a private charitable foundation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company within the meaning of 12 C.F.R. 574.2(q) as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts described in the Prospectus; to the knowledge of the Alpena Parties, all approvals required to establish the Foundation and contribute the Foundation Shares and cash up $375,000 to it have been obtained; except as disclosed in the Members' Proxy Statement and the Stockholders' Proxy Statement, there are no agreements or understandings, written or oral or otherwise, between any of the Alpena Parties and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Holding Company pursuant to the Plan, will be duly issued, fully paid and nonassessable.

                (kk) Any certificates signed by an officer of any of the Alpena Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Alpena Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE AGENT. Agent represents and warrants to the Alpena Parties that:

                (a) Agent is a corporation and is validly existing and in good standing under the laws of the State of New Jersey with full power and authority to provide the services to be furnished to the Alpena Parties hereunder.

                (b) The execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate action on the part of Agent, and each of this Agreement and the Letter Agreement is the legal, valid and binding agreement of Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

                (c) Each of Agent and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Offerings are consummated or terminated shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services.

                (d) No action, suit, charge or proceeding before the Commission, the NASD, any state securities commission or any court is pending, or to the knowledge of Agent threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

                (e)     Agent is registered as a broker/dealer pursuant to
Section 15(b) of the 1934 Act and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

                (f) Any funds received in the Offerings by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the 1934 Act to the extent applicable.

         SECTION 8. COVENANTS OF THE ALPENA PARTIES. The Alpena Parties hereby jointly and severally covenant with the Agent as follows:

                (a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review and comment on such amendment or supplement. The Holding Company will furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Holding Company's responses thereto.

                (b) The Alpena Parties will not, at any time after the date any Application is approved, file any amendment or supplement to such Application without providing the Agent and its counsel an opportunity to review and comment on such amendment or supplement. The Alpena Parties will furnish promptly to the Agent and its counsel copies of all correspondence from the OTS with respect to the Applications and the Alpena Parties' responses thereto.

                (c) The Alpena Parties will use their best efforts to cause the OTS to approve the Holding Company's acquisition of the Bank, and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS, as applicable, and will promptly upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application as amended, has received the approval of the OTS; (iii) when the Holding Company Application, as amended, has been approved by the OTS; (iv) of the receipt of any comments from the OTS or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (v) of any request by the Commission, the OTS, or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (vi) of the issuance by the Commission or the OTS, or any other governmental agency of any order or other action suspending the Offerings or the use of the Registration Statement, the Prospectus, the Members' Proxy Statement, the Stockholders' Proxy Statement or any other filing of the Alpena Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (vii) of the issuance by the Commission or the OTS, or any other state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (viii) of the occurrence of any event mentioned in subsection (f) below. The Alpena Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS, or any other state authority of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

                (d) The Alpena Parties will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits: the Applications as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Alpena Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings. In addition, the Alpena Parties will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

                (e) The Alpena Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1933 Act Regulation, the 1934 Act and the 1934 Act Regulations to be complied with prior to the Closing Date; and when the Prospectus is required to be delivered, the Alpena Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the OTS, the Conversion Regulations (except as modified or waived in writing by the OTS), the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

                (f) During any period when the Prospectus is required to be delivered, each of the Alpena Parties will inform the Agent of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Alpena Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Alpena Parties will, at their expense, prepare, file with the Commission and the OTS, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (after a reasonable time for review by counsel for the Agent) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Alpena Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

                (g) Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offering and sale or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offerings will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports as are required by the applicable regulatory authority in connection with such registration or qualification for a period of not less than one year from the effective date of the Registration Statement.

                (h) Upon consummation of the Conversion, the Bank will establish a liquidation account for the benefit of the Bank's depositors, in accordance with the Plan and the requirements of the Conversion Regulations.

                (i) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, any shares of Common Stock or securities into or exercisable for shares of Common Stock, without the Agent's prior written consent other than in connection with any plan or arrangement described in the Prospectus.

                (j) For a period of three years from the date of this Agreement, the Holding Company will furnish to the Agent, as soon as practical after such information is available (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Stock, (iii) each press release and material news item and article released by the Holding Company and/or Bank, and (iv) from time-to-time, such other publicly available information concerning the Alpena Parties as the Agent may reasonably request.

                (k) The Alpena Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                (l)     The Holding Company and the Bank will distribute the

 Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations of the OTS, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

                (m) Prior to the Closing Date, the Holding Company shall register its Common Stock under Section 12(g) of the 1934 Act, and will request that such registration statement shall be effective no later than the completion of the Conversion.

                (n) For so long as the Shares are registered under the 1934 Act, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act.

                (o) The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act Regulations.

                (p) The Alpena Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares on an interest bearing basis as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company's obligation to refund payments received from persons subscribing for or ordering Shares in the Offerings, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Alpena Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Alpena Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

                (q) The Holding Company will register as a unitary savings and loan holding company under HOLA.

                (r) The Alpena Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with NASD Rule 2790 (Restrictions on the Purchase and Sale of IPOs of Equity Securities).

                (s) The Alpena Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC and the OTS.

                (t) The Alpena Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the OTS, the HOLA, the Commission, the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations to be complied with subsequent to the Closing Date. The Holding Company will comply with all provisions of all undertakings contained in the Registration Statement.

                (u) The Alpena Parties will not amend the Plan without notifying the Agent prior thereto.

                (v) The Holding Company shall provide the Agent with any information necessary to allow the Agent to manage the allocation process in order to permit the Holding Company to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

                (w) The Holding Company will not deliver the Shares until the Alpena Parties have satisfied or caused to be satisfied each condition set forth in Section 10 hereof, unless such condition is waived in writing by the Agent.

                (x) Immediately upon completion of the sale by the Holding Company of the Shares, the issuance of the Exchange Shares and the contribution of the Foundation Shares contemplated by the Plan and the Prospectus and the completion of certain transactions necessary to implement the Plan, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Holding Company, (ii) the Holding Company shall have no direct subsidiaries other than the Bank, and (iii) the Conversion shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Commission, the OTS or any other governmental agency, if any, shall have been complied with by the Alpena Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

                (y) Prior to the Closing Date, the Plan shall have been approved by the voting members of the MHC and the stockholders of the Mid-Tier Holding Company in accordance with the Plan, the Conversion Regulations, the applicable provisions, if any, of the MHC's charter and bylaws and the Members' Proxy Statement and the Stockholders' Proxy Statement.

                (z) On or before the Closing Date, the Alpena Parties will have used their best efforts to obtain approval for quotation of shares of the Common Stock on the NASDAQ National Market System by the Closing Date and will use its best efforts to maintain such quotation and will have completed all conditions precedent to the Conversion specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OTS) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon any of the Alpena Parties by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus.

                (aa) The Holding Company shall notify the Agent when funds shall have been received for the minimum number of Shares set forth in the Prospectus.

                (bb) The officers and directors of the Alpena Parties, listed in EXHIBIT C of this Agreement, shall not exercise any stock options providing for the issuance of shares of common stock in the Mid-Tier Holding Company during the Offering or otherwise sell or transfer any shares of Common Stock commencing on the date hereof and continuing for a period of 90 days following the Closing Date (the "Restricted Period"), and each such officer and director shall execute the agreement in the form attached as EXHIBIT D to this Agreement concurrently with the execution of this Agreement. The Alpena Parties shall not honor the exercise of any stock options providing for the issuance of shares of common stock in the Mid-Tier Holding Company by any such officer or director during the Offering, nor shall the Company otherwise assist such officers or directors in connection with the sale or transfer of shares of Common Stock during the Restricted Period.

        SECTION 9. PAYMENT OF EXPENSES. Whether or not the Conversion is completed or the sale and exchange of the Shares by the Holding Company is consummated, the Alpena Parties will pay for all their expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Application and Registration Statement; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offerings and proxy solicitation; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company or the Bank under the securities or "blue sky" laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the NASD related to the Agent's fairness filing under NASD Rule 2710 and the application of the Holding Company to list its shares; (e) fees and expenses related to the preparation of the independent appraisal; (f) fees and expenses related to auditing and accounting services;
(g) expenses relating to advertising, temporary personnel, investor meetings and stock information center; (h) transfer agent fees and costs of preparation and distribution of stock certificates; and (i) Nasdaq listing fees. The Alpena Parties also agree to reimburse Agent for reasonable out-of-pocket expenses, including legal fees and expenses, incurred by Agent in connection with the services hereunder. Agent will not incur legal fees (including counsel's out-of-pocket expenses) in excess of $40,000 without the approval of the Mid-Tier Holding Company. The Agent will not incur other out-of-pocket expenses in excess of $25,000 without prior approval of the Mid-Tier Holding Company. In the event that the Agent incurs any expenses on behalf of the Alpena

Parties, the Alpena Parties will pay or reimburse the Agent for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth in the following paragraph. The Agent will not incur any single expense of more than $1,000 pursuant to this paragraph without the prior approval of the Mid-Tier Holding Company, MHC or the Bank. The Alpena Parties acknowledge, however, that such limitations may be increased by the mutual consent of the Mid-Tier Holding Company and Agent in the event of delay in the Offering requiring the Agent to utilize a Syndicated Community Offering, a delay as a result of circumstances requiring material additional work by Agent or its counsel or an update of the financial information in tabular form contained in the Prospectus for a period later than September 30, 2004, with a "Recent Developments" section as of December 31, 2004. Not later than two days prior to the Closing Date, the Agent will provide the Bank with a detailed accounting of all reimbursable expenses to be paid at the Closing.

        SECTION 10. CONDITIONS TO THE AGENT'S OBLIGATIONS. The obligations of the Agent hereunder and the occurrence of the Closing and the Conversion are subject to the condition that all representations and warranties of the Alpena Parties herein contained are, at and as of the commencement of the Offerings and at and as of the Closing Date, true and correct, the condition that the Alpena Parties shall have performed, in all material respects, all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

                (a) The Registration Statement shall have been declared effective by the Commission, the Conversion Application and Holding Company Application shall have been approved by the OTS and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Alpena Parties, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the Alpena Parties, threatened by the OTS, the Commission, or any other governmental body.

                (b)     At the Closing Date, the Agent shall have received:

                        (1) The opinion, dated as of the Closing Date, of Luse, Gorman, Pomerenk & Schick, P.C. and/or local counsel acceptable to the Agent, in form and substance satisfactory to the Agent and counsel for the Agent to the effect that:

                                (i)     The Holding Company is a corporation
                        duly organized and validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in Maryland and in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would have a Material Adverse Effect.

                                (ii) The MHC is a mutual holding company duly organized and validly existing and in good standing under the laws of the United States, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would have a Material Adverse Effect.

                                (iii) The Bank is a duly organized and validly existing federally-chartered stock savings association, and upon consummation of the Conversion, the Bank will continue to be a validly existing federally-chartered stock savings association, with full power and authority to own its properties and to conduct its business as described in the Prospectus; the activities of the Bank as described in the Prospectus are permitted by federal law and the rules, regulations and practices of the FDIC and the OTS; the issuance and sale of the capital stock of the Bank to the Holding Company in the Conversion has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. FSMC and ICA are validly existing corporations in good standing in the jurisdiction of incorporation and authorized under state and applicable federal law to conduct the businesses in which they now engage.

                                (iv) The activities of the Mid-Tier Holding Company, the MHC and the Bank, as described in the Prospectus, are permitted under applicable federal law. To the best of such counsel's knowledge, each of the MHC, the Mid-Tier Holding Company and the Bank has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its business, and all such licenses, permits and other governmental authorizations are in full force and effect, and to the best of such counsel's knowledge the Mid-Tier Holding Company and the Bank comply therewith in all material respects.

                                (v)     The Bank is a member of the FHLB of
                        Pittsburgh. The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and to such counsel's knowledge, no proceedings for the termination or revocation of the federal deposit insurance of the Bank are pending or threatened.

                                (vi) Upon consummation of the Conversion and the contribution of the Foundation Shares to the Foundation, (a) the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Holding Company to facilitate the Conversion); (b) the Shares to be subscribed for in the Offerings will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable;
                        (b) the Exchange Shares to be issued in the Exchange will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan, will be fully paid and nonassessable; (c) the Foundation Shares to be issued to the Foundation will have been duly and validly authorized for issuance, and when issued and contributed by the Holding Company pursuant to the Plan, will be fully paid and nonassessable; and (d) the issuance of the Shares, the Exchange Shares and the Foundation Shares is not subject to preemptive rights under the charter, certificate of incorporation or bylaws of the Holding Company, or arising or outstanding by operation of law or under any contract, indenture, agreement, instrument or other document known to such counsel, except for the subscription rights under the Plan.

                                (vii)   The execution and delivery of this
                        Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Alpena Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Alpena Parties, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, subject to the qualification that (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors' rights generally, the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help.

                                (viii) The Plan has been duly adopted by the Board of Directors of the MHC in the manner required by the Conversion Regulations and the MHC's charter and bylaws.

                                (ix)    The Conversion Application and the
                        Holding Company Application have been approved by the OTS, and subject to the satisfaction of any conditions set forth in such approvals, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares, the issuance of the Exchange Shares, the contribution of the Foundation Shares and the consummation of the Conversion, except as may be required under the securities or "blue sky" laws of various jurisdictions as to which no opinion need be rendered.

                                (x) The Registration Statement has become effective under the 1933 Act and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, or proceedings for that purpose have been instituted or threatened by the Commission.

                                (xi) The terms and provisions of the shares of Common Stock conform to the description thereof contained in the Registration Statement and the Prospectus, and the form of certificate to be used to evidence the shares of Common Stock are in due and proper form.

                                (xii) At the time the Conversion Application was approved and as of the Closing Date, the Conversion Application (as amended or supplemented), the Prospectus (as amended or supplemented), the Members' Proxy Statement (as amended or supplemented) and the Stockholders' Proxy Statement (as amended or supplemented), complied as to form in all material respects with the requirements of the Conversion Regulations and all applicable laws, rules and regulations and decisions and orders of the OTS, except as modified or waived in writing by the OTS (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion). To such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS in approving the Applications.

                                (xiii)  At the time that the Registration
                        Statement became effective and as of the Closing Date, the Registration Statement, including the Prospectus (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                                (xiv) To such counsel's knowledge, there are no legal or governmental proceedings pending, or threatened (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Conversion or the offer, sale or issuance of the Shares or the issuance of the Exchange Shares or the Foundation Shares.

                                (xv) The information in the Prospectus under the captions

                        "Regulation," "Taxation," "Restrictions on Acquisition of Alpena Bancshares, Inc.," "Description of Capital Stock of Alpena Bancshares, Inc.," and "The Conversion," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

                                (xvi) None of the Alpena Parties are required to be registered as an investment company under the Investment Company Act of 1940.

                                (xvii)  None of the Alpena Parties is in
                        violation of its articles of incorporation or its charter, as the case may be, or its bylaws or, to the best of such counsel's knowledge, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a Material Adverse Effect. In addition, the execution and delivery of and performance under this Agreement by the Alpena Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not result in (i) any violation of the provisions of the articles of incorporation or charter, as the case may be, or the bylaws of any of the Alpena Parties, (ii) any violation of any applicable law, act, regulation, or to such counsel's knowledge, order or court order, writ, injunction or decree, and (iii) any violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement or otherwise known by such counsel which should have otherwise been filed as an exhibit to the Registration Statement, which violation would have a Material Adverse Effect.

                                (xviii) The Foundation has been duly
                        incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a savings and loan holding company within the mean of 12 C.F.R. Section 574.2(q) as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the Foundation Shares and cash amounts thereto as described in the Prospectus other than those set forth in the OTS' approval order; the Foundation Shares to be issued to the Foundation in accordance with the Plan and as described in the Prospectus will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued, fully paid and nonassessable.

        The Agent's counsel may rely for purposes of its own opinion on the opinion(s) of Luse, Gorman, Pomerenk & Schick, P.C. and/or local counsel, whose opinion(s) shall expressly authorize such reliance. The opinion may be limited to matters governed by the laws of the United States, the corporate laws of the State of Maryland, the non-stock corporation law of the State of Delaware and, in the case of local counsel, the State of Michigan. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel reasonably acceptable to the Agent, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Alpena Parties and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by special counsel to the Alpena Parties. In rendering such opinion, all statements contained therein "to our knowledge" or "to our attention" or "known to us" means the actual knowledge, following reasonable investigation, of the attorneys who have worked on the transactions contemplated herein and, in the case of the opinion rendered in Section 10(b)(1)(xiii), including a docket search in the counties in which the Alpena Parties are located. The opinion of such counsel for the Alpena Parties shall state that it has no reason to believe that the Agent is not reasonably justified in relying thereon.

                        (2) The letter of Luse, Gorman, Pomerenk & Schick, P.C. shall also state that during the preparation of the Registration Statement and the Prospectus, Luse, Gorman, Pomerenk & Schick, P.C. participated in conferences with certain officers of and other representatives of the Alpena Parties, counsel to the Agent, representatives of the independent public accountants for the Alpena Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(1)), Luse, Gorman, Pomerenk & Schick, P.C. has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Luse, Gorman, Pomerenk & Schick, P.C. that caused Luse, Gorman, Pomerenk & Schick, P.C. to believe that the Registration Statement at the time it was declared effective by the Commission and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement or Prospectus, the appraisal valuation or the business plan).

                        (3) The favorable opinion, dated as of the Closing Date, of Muldoon Murphy Faucette & Aguggia LLP, counsel for the Agent, with respect to such matters as the Agent may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Alpena Parties delivered pursuant hereto or as such counsel may reasonably request.

                        (4) A Blue Sky Memorandum from Luse, Gorman, Pomerenk & Schick, P.C. relating to the offering, including Agent's participation therein, and should be furnished to Agent with a copy thereof addressed to Agent or upon which Luse, Gorman, Pomerenk & Schick, P.C. shall state Agent may rely. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the common stock under applicable state securities law.

                (c) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Plante & Moran, PLLC, dated the date hereof and addressed to the Agent, such letter (i) confirming that Plante & Moran, PLLC is a firm of independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations and the PCAOB Regulations, and stating in effect that in Plante & Moran, PLLC's opinion the consolidated financial statements of the Mid-Tier Holding Company included in the Prospectus comply as to form in all material respects with generally accepted accounting principles, the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations;
(ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with the auditing standards of the PCAOB) consisting of a review (in accordance with Statement of Auditing Standards No. 100, Interim Financial Information) of the unaudited consolidated interim financial statements of the Mid-Tier Holding Company prepared by the Alpena Parties as of and for the interim period ended September 30, 2004 and quarter ended December 31, 2004, a reading of the minutes of the meetings of the Board of Directors, Executive Committee, Audit Committee and stockholders of the Mid-Tier Holding Company and the Bank and consultations with officers of the Mid-Tier Holding Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited consolidated financial statements and any "Recent Developments" information in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the recent development financial information included in the Prospectus to a specified date not more than five (5) business days prior to the date of the Prospectus, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), or non-performing loans, special mention loans or decrease in the deposits or loan allowance, total assets, stockholders' equity or there was any change in common stock outstanding (other than for stock option plans) at the date of such letter as compared with amounts shown in the September 30, 2004 unaudited statement of condition included in the Prospectus or there was any decrease in net income, non-interest income, provision for loan losses or net income after provision or increase in non-interest expense of the Bank for the period commencing immediately after the recent development date and ended not more than five (5) business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause
(ii) of this subsection (c), they have compared with the general accounting records of the Mid-Tier Holding Company, which are subject to the internal controls of the accounting system of the Bank and other data prepared by the Alpena Parties from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

                (d) At the Closing Date, the Agent shall receive a letter from Plante & Moran, PLLC dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 10, the "specified date" referred to in clause
(ii)(B) thereof to be a date specified in such letter, which shall not be more than three (3) business days prior to the Closing Date.

                (e) At the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

                (f) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Alpena Parties, dated the Closing Date, to the effect that: (i) they have examined the Registration Statement and at the time the Registration Statement became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; (ii) there has not been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Alpena Parties have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this
Section 10; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, the Conversion, the acquisition of all of the shares of the Bank by the Holding Company, the transactions required under the Plan to consummate the conversion or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the OTS, the Commission, or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan or to enjoin the Conversion, and (viii) that the officers and directors of the Alpena Parties have agreed to abide by the restrictions on the exercise of options and sale of Common Stock set forth in
Section 8(aa).

                (g) At the Closing Date, the Agent shall receive a letter from RP Financial, LC., dated as of the Closing Date, (i) confirming that said firm is independent of the Alpena Parties and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Alpena Parties, as converted, expressed in the appraisal as most recently updated, remains in effect.

                (h) None of the Alpena Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                (i) Prior to and at the Closing Date, in the reasonable opinion of the Agent there shall have been no material adverse change in the financial condition or in the earnings, business affairs or prospects of any of the Alpena Parties independently, or the Alpena Parties taken as a whole, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein.

                (j)     At or prior to the Closing Date, the Agent shall receive
(i) a copy of the Conversion Application and a copy of the letters from the OTS approving the Conversion Application and authorizing the Prospectus, Members' Proxy Statement and Stockholders' Proxy Statement for use, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certified copy of the certificate of incorporation of the Holding Company,
(iv) a copy of the letter from the OTS approving the Holding Company Application, (v) a certificate from the FDIC evidencing the Bank's insurance of accounts, and (vi) any other documents that Agent shall reasonably request.

                (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day and (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than two (2);
(ii) a general moratorium on the operations of federally-insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; or (iii) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

                (l) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent. Any certificate signed by an officer of the Mid-Tier Holding Company, the Holding Company or the Bank and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Mid-Tier Holding Company, the Holding Company or the Bank, as the case may be, to the Agent as to the statements made therein.

        SECTION 11.     INDEMNIFICATION.

                (a) The Alpena Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the "Related Persons") may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel and Agent's time spent according to normal hourly rates) incurred by the Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, or other instrument or document of the Alpena Parties or based upon written information supplied by any of the Alpena Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the "Blue Sky Applications"), or any application or other document, advertisement, or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Alpena Parties with its consent or based upon information furnished by or on behalf of any of the Alpena Parties, in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offerings; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders and Supplemental Eligible Account Holders or Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with information furnished to the Alpena Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the caption "The Conversion -- Plan of Distribution; Selling Agent Compensation" except for information derived from the Prospectus. Provided further, that the Alpena Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from material oral misstatements by the Agent to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent's gross negligence or willful misconduct and the Agent agrees to repay to the Alpena Parties any amounts advanced to it by the Alpena Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

                (b) The Agent agrees to indemnify and hold harmless the Alpena Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Alpena Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Alpena Parties and any such persons upon written demand for any reasonable expenses (including out-of-pocket expenses, fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this
Section 11(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Alpena Parties by the Agent or its representatives (including counsel) expressly for use under the caption "The Conversion - Plan of Distribution; Selling Agent Compensation."

                (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11,
Section 12 or otherwise, unless the failure to give such notice promptly results in material prejudice to the indemnifying party. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party, shall be liable for any settlement of any action, proceeding or suit, which settlement is effected without its prior written consent. The Alpena Parties shall not, without the written consent of the Agent, settle or compromise any claim against them based upon circumstances giving rise to an indemnification claim against the Alpena Parties hereunder unless such settlement or compromise provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

                (d)     The agreements contained in this Section 11 and in
Section 12 hereof and the representations and warranties of the Alpena Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the Alpena Parties or any officers, directors, controlling persons, agents, attorneys , servants or employees of any of the Alpena Parties; (ii) delivery of and payment hereunder for the Shares; or
(iii) any termination of this Agreement. Notwithstanding the prior sentence, Sections 11 and 12 hereof are subject to and limited by Section 23A of the Federal Reserve Act, as applicable.

        SECTION 12.     CONTRIBUTION.

                (a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is for any found in a final judgment by a court to be unavailable from the Alpena Parties or the Agent, the Alpena Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit, or proceeding of any claims asserted, but after deducting any contribution received by the Alpena Parties or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) ("Agent's Fees"), less any portion of Agent's Fees paid by

Agent to Assisting Brokers, bear to the total proceeds received by the Alpena Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent's fees and (ii) the Alpena Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Alpena Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Alpena Parties on the one hand and the Agent on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Alpena Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, except Agent's fees, net of all expenses of the Offering, received by the Alpena Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Alpena Parties on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Alpena Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 12. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Alpena Parties and the Agent under this Section 12 and under Section 11 shall be in addition to any duties, obligations and liabilities which the Alpena Parties and the Agent may otherwise have. For purposes of this Section 12, each of the Agent's and the Alpena Parties' officers, directors and, controlling persons within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Alpena Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.

        SECTION 13.     SURVIVAL.

                (a) All representations, warranties and indemnities and other statements contained in this Agreement (and in Paragraph 11 of the Letter Agreement), or contained in certificates of officers of the Alpena Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Alpena Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the Alpena Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

                (b) The provisions of Paragraph 9 of the Letter Agreement, "Availability of `Stars' Program," shall survive the issuance of the Shares (but not any termination or cancellation of this Agreement) for a period of five (5) years, and any legal representative, successor or assign of the Agent, and any of the Alpena Parties shall be entitled during such period to the benefit of the agreements contained therein.

        SECTION 14. TERMINATION. Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                (a) In the event (i) the Plan is abandoned or terminated by the Holding Company; (ii) the Holding Company fails to consummate the sale of the minimum number of Shares prior to December 31, 2005 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; (iii) the Agent terminates this Agreement because there has been a material adverse change in the financial condition or operations of the Mid-Tier Holding Company since June 30, 2004; or (iv) immediately prior to commencement of the Offering, the Agent terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Prospectus or the existence of market conditions which might render the sale of the Shares inadvisable, this Agreement shall terminate and the Alpena Parties shall refund to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest in accordance with Section 3 hereof and any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 9, 11 and 12 hereof and Paragraph 11 of the Letter Agreement, "Indemnification."

                (b) If any of the conditions specified in Section 10 hereof shall not have been fulfilled when and as required by this Agreement, or by December 31, 2005, or waived in writing by the Agent, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 9, 11 and 12 hereof and Paragraph 11 of the Letter Agreement, "Indemnification."

                (c) If Agent elects to terminate this Agreement as provided in this Section, the Alpena Parties shall be notified by the Agent as provided in Section 15 hereof.

                (d) If this Agreement is terminated in accordance with the provisions of this Agreement, the Agent shall retain the advisory and management fee paid to it pursuant to Section 4 and the Alpena Parties shall reimburse the Agent for any of its other actual, accountable, reasonable out-of-pocket expenses pursuant to Section 9, including without limitation, communication, legal and travel expenses.

        SECTION 15. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Agent shall be directed to Ryan Beck & Co., Inc., 18 Columbia Turnpike, Florham Park, New Jersey 07932, Attention: Michael A. Schechter, Vice President (with a copy to Muldoon Murphy Faucette & Aguggia LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attention: Paul M. Aguggia, Esq.); notices to the Alpena Parties shall be directed to Alpena Bancshares, Inc., 100 South Second Avenue, Alpena, Michigan 49707, Attention: Martin A. Thomson, President and Chief Executive Officer (with a copy to Luse, Gorman, Pomerenk & Schick, P.C., 5535 Wisconsin Avenue, N.W., Washington, D.C. 20005, Attention: Robert B. Pomerenk, Esq.)

        SECTION 16. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent and the Alpena Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties, except for Paragraphs 4, 10, 11 and 17 of the Letter Agreement, which are not hereby superseded.

        SECTION 17. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

        SECTION 18. CONSTRUCTION AND WAIVER OF JURY TRIAL. This Agreement shall be construed in accordance with the laws of the State of New Jersey. EACH OF THE ALPENA PARTIES AND THE AGENT WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                Very truly yours,


                                ALPENA BANCSHARES, MHC


                                By:
                                   ---------------------------------------------
                                   Martin A. Thomson
                                   President and Chief Executive Officer


                                ALPENA BANCSHARES, INC.


                                By:
                                   ---------------------------------------------
                                   Martin A. Thomson
                                   President and Chief Executive Officer


                                FIRST FEDERAL OF NOTHERN MICHIGAN BANCORP, INC. (in organization)


                                By:
                                   ---------------------------------------------
                                   Martin A. Thomson
                                   President and Chief Executive Officer


                                FIRST FEDERAL OF NORTHERN MICHIGAN


                                By:
                                   ---------------------------------------------
                                   Martin A. Thomson
                                   President and Chief Executive Officer

The foregoing Agency Agreement is
hereby confirmed and accepted as
of the date first set forth above.

RYAN BECK & CO., INC.


By:
   ------------------------------
   Michael A. Schechter
   Vice President

                                    EXHIBIT A

                                LETTER AGREEMENT

                                    EXHIBIT B

                           SELECTED DEALERS AGREEMENT

                               _____________, 2004




Ryan Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey  07039

Gentlemen:

        (1) GENERAL. We understand that Ryan Beck & Co., Inc. ("Ryan Beck") is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act") or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein Ryan Beck (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an "Offering." In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term "preliminary prospectus" means any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities; the term "Prospectus" means the prospectus, together with the final prospectus supplement, if any, relating to an Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act or any successor or similar rules.

                This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes any prior oral or written agreements or understanding between the parties hereto or their predecessors with respect to the subject matter hereof.

        (2) CONDITIONS OF OFFERING, ACCEPTANCE AND PURCHASE. Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by telegram, telex, facsimile, e-mail, or other form of written communication ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written

Communication, acceptances and other communications by us with respect to any Offering should be sent to Ryan Beck. You may close the subscription books at any time in your sole discretion without notice, and you reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day's prior notice to us, by wire transfer to a Ryan Beck account, against delivery of certificates or other forms evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of Section 3(c) with respect to such Securities.

        Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

        (3)     REPRESENTATIONS, WARRANTIES, AND AGREEMENTS.

        (a) REGISTERED OFFERINGS. In the case of any Offering of Securities that are registered under the Securities Act ("Registered Offering"), you shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Registered Offering as we may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable Rules and regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of our distribution (including dates, number of copies, and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. We agree that in purchasing Securities in a Registered Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriter to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

        (b) OFFERINGS PURSUANT TO OFFERING CIRCULAR. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of "exempted securities" as defined in Section 3(a)(2) of the Securities Act (an "Exempted Securities Offering"), you shall provide us with such number of copies of each preliminary offering circular, the final offering circular and any supplement thereto relating to each Offering as we may reasonably request. We agree that we will comply with the applicable federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. We agree that in purchasing Securities pursuant to an offering circular we will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

        (c) OFFER AND SALE TO THE PUBLIC. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5, we agree to offer Securities to the public only at the public offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") and who are either members in good standing of the NASD or foreign brokers or dealers not eligible for membership in the NASD who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(f) hereof.

        (d) STABILIZATION AND OVERALLOTMENT. You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that you may designate for long or short account, and to stabilize or maintain the market price of the Securities. We agree not to purchase and sell Securities for which an order from a client has not been received without your consent in each instance. We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3(c) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of Section 3(c) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

        (e) OPEN MARKET TRANSACTIONS. We agree to abide by Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference Securities (as defined in Regulation M) of the issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of such issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

        (f) NASD. We represent that we are actually engaged in the investment banking or securities business and we are either (i) a member in good standing of the NASD, (ii) if not such a member, a foreign dealer not eligible for membership, or (iii) solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a "Bank"). If we are a member as described in (i), we agree that in making sales of the Securities we will comply with all applicable interpretative materials and Conduct Rules of the NASD, including, without limitation, Conduct Rules 2740 (relating to Selling Concessions, Discounts and Other Allowances) and 2790 (relating to New Issues). If we are a foreign dealer as described in (ii), we agree not to offer or sell any Securities in the United States of America, its territories or its possessions or to persons who are citizens thereof or residents therein (other than through you), and in making sales of Securities outside the United States of America we agree to comply as though we were a member with Conduct Rules 2730 (relating to Securities Taken in Trade), 2740 (relating to Selling Concessions), 2750 (relating to Transactions with Related Persons) and 2790 (relating to New Issues) as though we were such a member and to comply with Conduct Rule 2420 (relating to Dealing with Non-Members) as it applies to a nonmember broker or dealer in a foreign country. In connection with an Exempted Securities Offering, if we are a Bank, we agree to also comply, as though we were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules. We further represent, by our participating in an Offering, that we have provided to you all documents and other information required to be filed with respect to us, any related person or any person associated with us or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

                We further agree that, in connection with any purchase of Securities from you that is not otherwise covered by the terms of this Agreement (whether you are acting as manager, as member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to us, the preceding paragraph will be applicable.

        (g) RELATIONSHIP AMONG UNDERWRITERS AND SELECTED DEALERS. You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for federal income tax purposes, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election.

We authorize you, in your discretion, to execute and file on our behalf such evidence of that election as may be required by the Internal Revenue Service. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any tax, claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such tax, claim, demand, or liability.

        (h) BLUE SKY LAWS. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions. We understand and agree that compliance with the securities or "blue sky" laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

        (i) COMPLIANCE WITH LAW. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and regulations of the Securities and Exchange Commission thereunder, the applicable Rules and regulations of the NASD, the applicable Rules and regulations of any securities exchange having jurisdiction over the Offering, and the applicable laws, rules and regulations specified in Section 3(c) hereof. Without limiting the foregoing, (a) we agree that, at all times since we were invited to participate in an Offering of Securities, we have complied with the provisions of Regulation M applicable to such Offering, in each case after giving effect to any applicable exemptions and (b) we represent that our incurrence of obligations hereunder in connection with any Offering of Securities will not result in the violation by us of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to us. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; PROVIDED, HOWEVER, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

        (j) BEST EFFORTS OFFERINGS. If you communicate to us that a particular offering is being made on a best efforts basis, then the terms in this Section 3(j) apply and other inconsistent terms in this Agreement do not apply.

                (i) The offering will be a best efforts offering. The offering also will be contingent and involve a closing only after receipt of necessary documentation from the issuer and satisfaction of other conditions, if any, specified in the prospectus or offering circular and the agency or engagement agreement with you and the issuer. The offering is designed to comply with applicable SEC rules, including Rules 15c2-4, 10b-9, and 15c6-1. See NASD Notice to Members 98-4, 87-61 and 84-7.

                (ii) We represent and agree that we shall take necessary steps to comply with SEC Rules 15c2-4, 10b-9 and 15c6-1, including, but not limited to, depositing funds in a complying special account if funds are received before all closing conditions have been met. We also represent that we are aware that those who purchase in this best efforts offering are subject to the investor purchase limitations described in the prospectus or offering circular.

        (4) INDEMNIFICATION. We agree to indemnify and hold harmless Ryan Beck, the issuer of the Securities, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) Ryan Beck or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, "Losses") to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by us herein.

                If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                The indemnity agreements contained in this Section and the representations and warranties by us in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement, (ii) any investigation made by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party, and (iii) acceptance of and payment for any Securities.

        (5) TERMINATION; SUPPLEMENTS AND AMENDMENTS. This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(c) and (e) with regard to any offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

        (6) SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

        (7) GOVERNING LAW. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

        By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually, or as representative of any Underwriters, (ii) in confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and will be fully performed by us to the extent and at the times required thereby.

                                Very truly yours,


                                ----------------------
                                (Name of Firm)


                                By: ______________________

Confirmed, as of the date
first above written.

RYAN BECK & CO., INC.



By: ____________________________
    Lisa J. Schultz
    Executive Vice - President

                                Execution Date: _______________________

                                    EXHIBIT C

                    OFFICERS AND DIRECTORS OF ALPENA PARTIES


James C. Rapin

Martin A. Thomson

Thomas R. Townsend

Gary C. VanMassenhove

Keith D. Wallace

Michael W. Mahler

Amy E. Essex

Jerome W. Tracey

                                    EXHIBIT D

        LETTER AGREEMENT WITH OFFICERS AND DIRECTORS LISTED IN EXHIBIT C

Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey  07932

        RE:     Second-Step Conversion of Alpena Bancshares, MHC

Ladies and Gentlemen:

        The undersigned is an officer, director and/or trustee of First Federal of Northern Michigan (the "Bank"), Alpena Bancshares, Inc. (the "Holding Company") and/or Alpena Bancshares, MHC (the "MHC"). It has been proposed that the MHC, a federally chartered mutual holding company which owns 55.4% of the common stock of the Holding Company ("Holding Company Common Stock"), undergo a "second-step conversion," whereby First Federal of Northern Michigan Bancorp, Inc. ("Bancorp"), a newly formed Maryland corporation, will offer and sell shares of its common stock ("Bancorp Common Stock") in a subscription offering and, if necessary, a community offering, and/or a syndicated community offering (collectively, the "Offering"), and issue shares of Bancorp Common Stock to existing shareholders of the Holding Company, other than the MHC, in exchange for their existing shares of Holding Company Common Stock (the "Exchange"). The undersigned is aware that you will be acting as financial advisor and marketing agent to the Bank, the Holding Company, the MHC and Bancorp in connection with the conversion, and recognizes that the Offering will benefit these parties by, among other things, raising additional capital for their operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained herein in carrying out the Offering and in entering into marketing arrangements with respect thereto.

        In consideration of the foregoing, the undersigned hereby agrees that, without the prior written approval of Ryan Beck & Co., Inc., the undersigned, during the period commencing on the effective date (the "Effective Date") of the Registration Statement on Form S-1 relating to the Offering filed by Bancorp with the Securities and Exchange Commission and terminating on the 91st day following the Effective Date, will not directly or indirectly sell, offer to sell, contract to sell, grant any option for the sale of, transfer, assign, hypothecate, pledge or otherwise encumber or dispose of any shares of Holding Company Common Stock or Bancorp Common Stock, or securities convertible into, exchangeable for or exercisable for shares of Holding Company Common Stock or Bancorp Common Stock, or any rights to purchase or acquire shares of Holding Company Common Stock or Bancorp Common Stock, owned either of record or beneficially by the undersigned. The foregoing restriction shall apply to all shares of Bancorp Common Stock, regardless of whether issued in the Exchange or the Offering.

        The foregoing restriction is in addition to any and all restrictions to which the undersigned is subject under the regulations of the Office of Thrift Supervision with respect to the sale of shares of Bancorp Common Stock. This agreement shall be binding upon the assigns, heirs and personal representatives of the undersigned.

        To ensure compliance with the foregoing, the undersigned authorizes the transfer agent with respect to the Bancorp Common Stock to mark appropriate legends on the face of any certificate representing shares of Bancorp Common Stock owned by the undersigned and the placement of a "stop transfer" order with respect to such securities on the Bancorp's stock ledger.


Date: _______________, 2005


                                Signature
                                         ---------------------------------------
                                Printed Name:



                                        2